Exhibit 99.1

FOR IMMEDIATE RELEASE

GETTY REALTY CORP. ANNOUNCES THIRD QUARTER 2023 RESULTS

- Reports Record Year to Date Investment Activity of $269 Million -

- Increases 2023 Full Year Earnings Guidance -

NEW YORK, NY, October 25, 2023 — Getty Realty Corp. (NYSE: GTY) (“Getty” or the “Company”) announced today its financial and operating results for the quarter ended September 30, 2023.

Third Quarter 2023 Highlights

•
Net earnings: $0.31 per share
•
Funds From Operations (“FFO”): $0.53 per share
•
Adjusted Funds From Operations (“AFFO”): $0.57 per share
•
Invested $155.0 million across 50 properties
•
Committed investment pipeline of more than $95.0 million for the development and acquisition of 42 convenience and automotive retail properties as of October 25, 2023
•
Closed on a new $150.0 million senior unsecured term loan subsequent to quarter end

“We are pleased with our strong results for the quarter and $269 million of year-to-date investments, which reflect our continued efforts to accretively scale and diversify our portfolio,” stated Christopher J. Constant, Getty’s President & Chief Executive Officer. “Our convenience and automotive retail properties provide essential goods and services to the mobile consumer leading to durable rental income, strong rent coverage ratios, and stable tenant credit profiles. We remain focused on our target asset classes where we can leverage our industry knowledge, operator relationships, and reputation as a reliable financing partner to identify new properties that fit our nationwide portfolio. As we look ahead, our recent investment and capital markets activity has positioned us for continued growth, and we will be disciplined and selective as we underwrite new investment opportunities and deploy capital in this higher rate environment.”

Net Earnings, FFO and AFFO

All per share amounts are presented on a fully diluted per common share basis, unless stated otherwise. FFO and AFFO are “Non-GAAP Financial Measures” which are defined and reconciled to net earnings at the end of this release.

($ in thousands, except per share amounts)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Net earnings	$16,033	$13,302	$43,639	$62,731
Net earnings per share	0.31	0.27	0.85	1.31

FFO	$27,724	$23,718	$78,703	$86,826
FFO per share	0.53	0.50	1.56	1.81

AFFO	$29,400	$25,789	$85,088	$76,027
AFFO per share	0.57	0.54	1.68	1.59

Select Financial Results

Revenues from Rental Properties

($ in thousands)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Rental income (a)	$41,310	$36,891	$119,826	$109,465
Tenant reimbursement income	7,538	4,642	15,047	11,865
Revenues from rental properties	$48,848	$41,533	$134,873	$121,330

(a)
Rental income includes base rental income, additional rental income, if any, and certain non-cash revenue recognition adjustments.

For the three months ended September 30, 2023, base rental income increased 10.5% to $40.9 million, as compared to $37.0 million for the same period in 2022. For the nine months ended September 30, 2023, base rental income increased 8.4% to $119.3 million, as compared to $110.0 million for the same period in 2022.

The growth in base rental income in both periods was driven by incremental revenue from recently acquired properties, contractual rent increases for in-place leases, and rent commencements from completed redevelopments, partially offset by property dispositions.

Interest (Income) on Notes and Mortgages Receivable

($ in thousands)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Interest on notes and mortgages receivable	$1,638	$433	$3,331	$1,135

The increase in interest earned from notes and mortgages receivable in both periods was driven by an increase in development funding advances for the construction of new-to-industry properties.

Property Costs

($ in thousands)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Property operating expenses	$8,426	$5,593	$17,655	$14,999
Leasing and redevelopment expenses	284	126	566	670
Property costs	$8,710	$5,719	$18,221	$15,669

The increase in property operating expenses in both periods was primarily due to the timing of reimbursable real estate tax payments, partially offset by lower rent expense.

The increase in leasing and redevelopment expenses for the three months ended September 30, 2023 was due to an increase in professional fees and demolition costs for redevelopment projects. The decrease in leasing and redevelopment expenses for the nine months ended September 30, 2023 was due to a reduction in demolition costs for redevelopment projects.

Other Expenses

($ in thousands)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Environmental expenses	$313	$632	$977	$(15,419)
General and administrative expenses	5,745	5,024	17,942	15,412
Impairments	986	798	3,970	2,227

The change in environmental expenses for the three months ended September 30, 2023 was primarily due to lower legal and professional fees, as well as lower accretion expense. The change in environmental expenses for the nine months ended September 30, 2023 was primarily due to changes in estimates related to unknown environmental liabilities and lower accretion expense. Specifically, during the nine months ended September 30, 2022, the Company concluded that there was no material continued risk of having to satisfy contractual obligations relating to preexisting unknown environmental contamination at certain properties. Accordingly, the Company removed $16.8 million of unknown reserve liabilities which had previously been accrued for these properties which resulted in a net credit of $16.3 million being recorded to environmental expenses. Environmental expenses vary from period to period and, accordingly, undue reliance should not be placed on the magnitude or the direction of changes in reported environmental expenses for any one period, or a comparison to prior periods.

The increase in general and administrative expenses in both periods was primarily due to increased personnel costs, including $0.9 million of non-recurring retirement and severance costs incurred during the nine months ended September 30, 2023.

Impairment charges in all periods included the accumulation of asset retirement costs at certain properties as a result of changes in estimated environmental liabilities, which increased the carrying values of these properties in excess of their fair values. Impairment charges for the nine months ended September 30, 2023 also included reductions in estimated undiscounted cash flows expected to be received during the assumed holding period for certain of our properties, while impairment charges for the nine months ended September 30, 2022 also included reductions in the estimated fair value of certain properties based on third-party indications of potential selling prices or internal discounted cash flow analyses.

Portfolio Activities

Acquisitions and Development Funding

During the three months ended September 30, 2023, the Company invested $155.0 million across 50 properties, including the acquisition of fee simple interests in 21 properties for an aggregate of $119.7 million (of which $107.0 million was invested during the quarter ended September 30, 2023, and $12.7 million was previously funded as construction loan advances that were repaid upon the acquisition of the completed subject properties). Properties acquired during the quarter included nine convenience stores, nine car wash properties, two drive thru quick service restaurants, and one auto service center.

In addition, the Company acquired fee simple interests in nine under construction car wash properties for an aggregate of $31.4 million and committed to provide additional funding during the construction period to complete these projects.

The Company also advanced incremental development funding in the amount of $16.6 million, including accrued interest, for the construction of 20 new-to-industry car wash properties, convenience stores, and auto service centers. As of September 30, 2023, the Company had advanced aggregate development funding in the amount of $68.1 million, including accrued interest, for the development of these properties that are either owned by the Company and under construction, or which the Company expects to acquire via sale-leaseback transactions at the end of the respective construction periods.

Subsequent to quarter end, the Company invested $3.3 million in one property, bringing year-to-date investment activity to $269.0 million as of October 25, 2023.

Investment Pipeline

As of October 25, 2023, the Company had a committed investment pipeline of more than $95.0 million for the development and/or acquisition of 42 car wash properties, convenience stores, and auto service centers. The Company expects to fund this investment activity, which includes multiple transactions with nine different tenants, over the next 6-9 months. While the Company has fully executed agreements for each transaction, the timing and amount of each investment is ultimately dependent on its counterparties and the schedules under which they are able to complete development projects and certain business acquisitions for which the Company is providing sale leaseback financing.

Redevelopments

During the three months ended September 30, 2023, rent commenced on one redevelopment property, a new auto parts store located in Pottsville, PA and leased to AutoZone under a long term, triple net lease.

As of September 30, 2023, the Company had three properties under active redevelopment and others in various stages of feasibility planning for potential recapture from our net lease portfolio.

Dispositions

During the three months ended September 30, 2023, the Company sold two properties for aggregate gross proceeds of $1.9 million and recorded a net gain of $0.6 million on the dispositions. During the nine months ended September 30, 2023, the Company sold five properties for aggregate gross proceeds of $4.6 million and recorded a net gain of $1.3 million on the dispositions.

Balance Sheet and Capital Markets

As of September 30, 2023, the Company had $750 million of total outstanding indebtedness, including $675 million of senior unsecured notes with a weighted average interest rate of 3.9% and a weighted average maturity of 6.7 years, and $75 million outstanding under the Company’s $300 million unsecured revolving credit facility. Cash and equivalents were $8.9 million.

Equity Capital Markets

During the three months ended September 30, 2023, the Company settled 2.2 million shares of common stock subject to outstanding forward sale agreements in connection with the Company's follow-on public offering in February 2023 for net proceeds of approximately $71.6 million.

As of October 25, 2023, the Company had a total of 1,467,561 shares of common stock subject to outstanding forward agreements, including 1,250,000 shares in connection with the Company's follow-on public offering in February 2023 and 217,561 shares under the Company's at-the-market ("ATM") equity program, which upon settlement are anticipated to raise gross proceeds of approximately $48.4 million.

Debt Capital Markets

Subsequent to quarter end, the Company entered into a senior unsecured term loan (the "Term Loan") in an aggregate principal amount of $150.0 million. The Term Loan matures October 17, 2025, subject to one twelve-month extension exercisable at the Company's option.

The Term Loan is comprised of (i) an initial principal amount of $75.0 million that was funded at closing and used to repay amounts outstanding under the Company's revolving credit facility, and (ii) an additional principal amount of $75.0 million that can be funded in a single draw at the Company’s option any time on or prior to the 180th day following the closing date.

In connection with the Term Loan, the Company entered into $150.0 million of interest rate swaps to fix SOFR at 4.73% until maturity. Including the impact of the swaps, the effective interest rate on the term loan is 6.13% based on the Company's consolidated total indebtedness to total asset value ratio as of September 30, 2023.

2023 Guidance

As a result of year-to-date investment and capital markets activity, the Company is increasing its 2023 AFFO guidance to a range of $2.24 to $2.25 per diluted share from the prior range of $2.23 to $2.24 per diluted share. The Company’s outlook includes completed transaction activity as of the date of this release, but does not include assumptions for prospective acquisitions, dispositions, or capital markets activities (including the settlement of outstanding forward sale agreements). The Company’s outlook also assumes approximately $0.3 million of total demolition costs for anticipated redevelopment projects with rent commencements anticipated in 2024.

The guidance is based on current assumptions and is subject to risks and uncertainties more fully described in this press release and the Company’s periodic reports filed with the SEC.

Webcast Information

Getty Realty Corp. will host a conference call and webcast on Thursday, October 26, 2023 at 8:30 a.m. ET. To participate in the call, please dial 1-877-423-9813, or 1-201-689-8573 for international participants, ten minutes before the scheduled start. Participants may also access the call via live webcast by visiting the investors section of the Company's website at ir.gettyrealty.com.

If you cannot participate in the live event, a replay will be available on Thursday, October 26, 2023 beginning at 11:30 a.m. ET through 11:59 p.m. ET, Thursday, November 2, 2023. To access the replay, please dial 1-844-512-2921, or 1-412-317-6671 for international participants, and reference pass code 13739331.

About Getty Realty Corp.

Getty Realty Corp. is a publicly traded, net lease REIT specializing in the acquisition, financing and development of convenience, automotive and other single tenant retail real estate. As of September 30, 2023, the Company’s portfolio included 1,080 freestanding properties located in 40 states across the United States and Washington, D.C.

Non-GAAP Financial Measures

In addition to measurements defined by accounting principles generally accepted in the United States of America (“GAAP”), the Company also focuses on Funds From Operations (“FFO”) and Adjusted Funds From Operations (“AFFO”) to measure its performance.

FFO and AFFO are generally considered by analysts and investors to be appropriate supplemental non-GAAP measures of the performance of REITs. FFO and AFFO are not in accordance with, or a substitute for, measures prepared in accordance with GAAP. In addition, FFO and AFFO are not based on any comprehensive set of accounting rules or principles. Neither FFO nor AFFO represent cash generated from operating activities calculated in accordance with GAAP and therefore these measures should not be considered an alternative for GAAP net earnings or as a measure of liquidity. These measures should only be used to evaluate the Company’s performance in conjunction with corresponding GAAP measures.

FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as GAAP net earnings before (i) depreciation and amortization of real estate assets, (ii) gains or losses on dispositions of real estate assets, (iii) impairment charges, and (iv) the cumulative effect of accounting changes.

The Company defines AFFO as FFO excluding (i) certain revenue recognition adjustments (defined below), (ii) certain environmental adjustments (defined below), (iii) stock-based compensation, (iv) amortization of debt issuance costs and (v) other non-cash and/or unusual items that are not reflective of the Company’s core operating performance.

Other REITs may use definitions of FFO and/or AFFO that are different than the Company’s and, accordingly, may not be comparable.

The Company believes that FFO and AFFO are helpful to analysts and investors in measuring the Company’s performance because both FFO and AFFO exclude various items included in GAAP net earnings that do not relate to, or are not indicative of, the core operating performance of the Company’s portfolio. Specifically, FFO excludes items such as depreciation and amortization of real estate assets, gains or losses on dispositions of real estate assets, and impairment charges. With respect to AFFO, the Company further excludes the impact of (i) deferred rental revenue (straight-line rent), the net amortization of above-market and below-market leases, adjustments recorded for the recognition of rental income from direct financing leases, and the amortization of deferred lease incentives (collectively, “Revenue Recognition Adjustments”), (ii) environmental accretion expenses, environmental litigation accruals, insurance reimbursements, legal settlements and judgments, and changes in environmental remediation estimates (collectively, “Environmental Adjustments”), (iii) stock-based compensation expense, (iv) amortization of debt issuance costs and (v) other items, which may include allowances for credit losses on notes and mortgages receivable and direct financing leases, losses on extinguishment of debt, retirement and severance costs, and other items that do not impact the Company’s recurring cash flow and which are not indicative of its core operating performance.

The Company pays particular attention to AFFO which it believes provides the most useful depiction of the core operating performance of its portfolio. By providing AFFO, the Company believes it is presenting information that assists analysts and investors in their assessment of the Company’s core operating performance, as well as the sustainability of its core operating performance with the sustainability of the core operating performance of other real estate companies. For a tabular reconciliation of FFO and AFFO to GAAP net earnings, see the table captioned “Reconciliation of Net Earnings to Funds From Operations and Adjusted Funds From Operations” included herein.

Forward-Looking Statements

CERTAIN STATEMENTS CONTAINED HEREIN MAY CONSTITUTE “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WHEN THE WORDS “BELIEVES,” “EXPECTS,” “PLANS,” “PROJECTS,” “ESTIMATES,” “ANTICIPATES,” “PREDICTS,” “OUTLOOK” AND SIMILAR EXPRESSIONS ARE USED, THEY IDENTIFY FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON MANAGEMENT’S CURRENT BELIEFS AND ASSUMPTIONS AND INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. EXAMPLES OF FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THOSE REGARDING THE COMPANY’S 2023 AFFO PER SHARE GUIDANCE, THOSE MADE BY MR. CONSTANT, STATEMENTS REGARDING THE RECAPTURE AND TRANSFER OF CERTAIN NET LEASE RETAIL PROPERTIES, STATEMENTS REGARDING THE ABILITY TO OBTAIN APPROPRIATE PERMITS AND APPROVALS, AND STATEMENTS REGARDING AFFO AS A MEASURE BEST REPRESENTING CORE OPERATING PERFORMANCE AND ITS UTILITY IN COMPARING THE SUSTAINABILITY OF THE COMPANY’S CORE OPERATING PERFORMANCE WITH THE SUSTAINABILITY OF THE CORE OPERATING PERFORMANCE OF OTHER REITS.

INFORMATION CONCERNING FACTORS THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS CAN BE FOUND ELSEWHERE IN THIS PRESS RELEASE, INCLUDING, WITHOUT LIMITATION, THOSE STATEMENTS IN THE COMPANY’S PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT FUTURE EVENTS OR CIRCUMSTANCES OR REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

-more-

GETTY REALTY CORP.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except per share amounts)

	September 30, 2023	December 31, 2022
ASSETS
Real estate:
Land	$858,121	$802,010
Buildings and improvements	819,748	707,352
Investment in direct financing leases, net	61,432	66,185
Construction in progress	591	578
Real estate held for use	1,739,892	1,576,125
Less accumulated depreciation and amortization	(259,209)	(232,812)
Real estate held for use, net	1,480,683	1,343,313
Real estate held for sale, net	3,568	3,757
Real estate, net	1,484,251	1,347,070
Notes and mortgages receivable	106,159	34,313
Cash and cash equivalents	5,496	8,713
Restricted cash	1,366	2,536
Deferred rent receivable	54,448	50,391
Accounts receivable	6,648	4,247
Right-of-use assets - operating	15,135	18,193
Right-of-use assets - finance	200	277
Prepaid expenses and other assets, net	105,004	96,555
Total assets	$1,778,707	$1,562,295
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Borrowings under Revolving Credit Facility	$75,000	$70,000
Senior Unsecured Notes, net	673,343	623,492
Environmental remediation obligations	22,717	23,155
Dividends payable	23,209	20,576
Lease liability - operating	16,665	19,959
Lease liability - finance	649	1,518
Accounts payable and accrued liabilities, net	41,218	43,745
Total liabilities	852,801	802,445
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, $0.01 par value; 20,000,000 shares authorized; unissued	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized; 52,701,316 and 46,734,790 shares issued and outstanding, respectively	527	467
Additional paid-in capital	1,011,137	822,340
Dividends paid in excess of earnings	(85,758)	(62,957)
Total stockholders’ equity	925,906	759,850
Total liabilities and stockholders’ equity	$1,778,707	$1,562,295

GETTY REALTY CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues:
Revenues from rental properties	$48,848	$41,533	$134,873	$121,330
Interest on notes and mortgages receivable	1,638	433	3,331	1,135
Total revenues	50,486	41,966	138,204	122,465
Operating expenses:
Property costs	8,710	5,719	18,221	15,669
Impairments	986	798	3,970	2,227
Environmental	313	632	977	(15,419)
General and administrative	5,745	5,024	17,942	15,412
Depreciation and amortization	11,288	9,962	32,580	29,514
Total operating expenses	27,042	22,135	73,690	47,403

Gain on dispositions of real estate	583	344	1,486	7,646

Operating income	24,027	20,175	66,000	82,708

Other income, net	89	33	383	373
Interest expense	(8,083)	(6,906)	(22,701)	(20,350)
Loss on extinguishment of debt	—	—	(43)	—
Net earnings	$16,033	$13,302	$43,639	$62,731

Basic earnings per common share:
Net earnings	$0.31	$0.27	$0.86	$1.31

Diluted earnings per common share:
Net earnings	$0.31	$0.27	$0.85	$1.31

Weighted average common shares outstanding:
Basic	50,621	46,734	49,088	46,729
Diluted	50,712	46,779	49,301	46,767

GETTY REALTY CORP.

RECONCILIATION OF NET EARNINGS TO

FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Net earnings	$16,033	$13,302	$43,639	$62,731
Depreciation and amortization of real estate assets	11,288	9,962	32,580	29,514
Gains on dispositions of real estate	(583)	(344)	(1,486)	(7,646)
Impairments	986	798	3,970	2,227
Funds from operations (FFO)	27,724	23,718	78,703	86,826
Revenue recognition adjustments
Deferred rental revenue (straight-line rent)	(1,582)	(863)	(4,057)	(2,446)
Amortization of above and below market leases, net	(285)	(300)	(822)	(890)
Amortization of investments in direct financing leases	1,521	1,365	4,444	3,964
Amortization of lease incentives	280	303	815	902
Total revenue recognition adjustments	(66)	505	380	1,530
Environmental Adjustments
Accretion expense	144	215	422	1,037
Changes in environmental estimates	(98)	(393)	(175)	(17,927)
Environmental litigation accruals	—	279	—	279
Insurance reimbursements	(86)	—	(138)	(44)
Total environmental adjustments	(40)	101	109	(16,655)
Other Adjustments
Stock-based compensation expense	1,443	1,227	4,162	3,543
Amortization of debt issuance costs	249	238	752	706
Loss on extinguishment of debt	—	—	43	—
Retirement and severance costs	90	—	939	77
Total other adjustments	1,782	1,465	5,896	4,326
Adjusted Funds from operations (AFFO)	$29,400	$25,789	$85,088	$76,027

Basic per share amounts:
Net earnings	$0.31	$0.27	$0.86	$1.31
FFO (a)	0.53	0.50	1.56	1.81
AFFO (a)	0.57	0.54	1.69	1.59
Diluted per share amounts:
Net earnings	$0.31	$0.27	$0.85	$1.31
FFO (a)	0.53	0.50	1.56	1.81
AFFO (a)	0.57	0.54	1.68	1.59
Weighted average common shares outstanding:
Basic	50,621	46,734	49,088	46,729
Diluted	50,712	46,779	49,301	46,767

(a)
Dividends paid and undistributed earnings allocated, if any, to unvested restricted stockholders are deducted from FFO and AFFO for the computation of the per share amounts. The following amounts were deducted:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	1	2022
FFO	$679	$554	$1,986		$2,028
AFFO	720	602	2,147		1,775

Contacts:	Brian Dickman	Investor Relations
	Chief Financial Officer	(646) 349-0598
	(646) 349-6000	ir@gettyrealty.com